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                                                                    EXHIBIT 21.1
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Registrant had the following significant subsidiaries as of June 26 2001:

          Name                     State of Incorporation        Percentage Ownership
          ----                     ----------------------        --------------------
North Star Plating Company             Minnesota                      100%
Inteuro Parts Distributors, Inc.       Florida                        100%
Republic Automotive Parts, Inc.        Delaware                       100%
Fenders & More, Inc.                   Tennessee                       (1)

(1)  a wholly-owned subsidiary of Republic Automotive Parts, Inc.